Exhibit 10.1

AS ADOPTED

BLACKROCK, INC.

SECOND AMENDED AND RESTATED 1999 STOCK AWARD AND INCENTIVE PLAN

1.Purpose; Types of Awards; Construction.

The purposes of the Plan are to afford an incentive to Eligible Individuals to (i) continue as employees of or other service providers to the Company and its Affiliates, (ii) increase their efforts on behalf of the Company and (iii) promote the success of the Company’s business. Pursuant to the Plan, the Company may grant stock options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards or cash-based awards.

2.Definitions.

(a)“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Cash-Based Award granted under the Plan.

(c)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)“Beneficial Owner” (or any variant thereof) means a “beneficial owner” as defined in Rule 13d-3 under the Exchange Act.

(e)“Board” means the Board of Directors of the Company.

(f)“Cash-Based Award” means an Award granted pursuant to Section 6(b)(v) that is not denominated or valued by reference to Stock, including any such Award that is subject to the attainment of Performance Goals or otherwise as permitted under the Plan.

(g)“Change in Control” means the occurrence of any of the following:

(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)during any period of twelve consecutive months, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger,

(iv)amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the amalgamated company or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or the amalgamated company or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(v)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets is consummated, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional income or other tax under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. A Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)“Committee” means, until the Board appoints a different Committee to administer the Plan, the Management Development and Compensation Committee of the Board. The composition of the Committee shall at all times satisfy the applicable requirements of the New York Stock Exchange listing requirements.

(j)“Company” means BlackRock, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)“Effective Date” means the date on which the Plan is approved by stockholders of the Company.

(l)“Eligible Individual” means an Employee, Non-Employee Director or other individual performing advisory or consulting services for the Company or an Affiliate, as determined and designated by the Committee.

(m)“Employee” means any individual performing services for the Company or an Affiliate of the Company and designated as an employee on the payroll records of the Company or such Affiliate.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established in from time to time by the Committee, including without limitation, pursuant to any equity approval policy adopted by the Committee. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for such date, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(p)“Grantee” means an Eligible Individual who has been granted an Award under the Plan.

(q)“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)“Non-Employee Director” means a member of the Board who is not also an Employee.

(s)“NQSO” means any Option that is designated as a nonqualified stock option.

(t)“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or any Subsidiary.

(u)“Other Stock-Based Award” means an Award granted pursuant to Section 6(b)(v) that is denominated or valued in whole or in part by reference to Stock, including, but not limited to (1) restricted or unrestricted Stock awarded subject to the attainment of Performance Goals or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash.

(v)“Performance-Based Compensation” means any Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, in each case as amended from time to time.

(w)“Performance Goals” means performance goals based on one or more of the following criteria: (i) before-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Stock price appreciation and (viii) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company or one or all of the Affiliates of the Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent possible, each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, the Committee shall make such equitable adjustments as it determines to be appropriate to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or other Affiliate or the financial statements of the Company or any Subsidiary or other Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, further, that, any such adjustments made to Performance Goals applicable to Awards intended to constitute Performance-Based Compensation shall be made in a manner so as not to adversely affect the treatment of such Awards as Performance-Based Compensation.

(x)“Person” means a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(y)“Plan” means this BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan, as amended from time to time.

(z)“Plan Year” means the fiscal year of the Company.

(aa)“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

(bb)“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

(cc)“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(dd)“Stock” means shares of common stock, par value $0.01 per share, of the Company.

(ee)“Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or property as specified in the Award Agreement or determined by the Committee.

(ff)“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg)“Substitute Award” means an Award designated as such and granted in connection with a transaction between the Company or an Affiliate and another entity or business in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Eligible Individuals as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as inducement to joining the Company or an Affiliate in replacement of an award forfeited when leaving a previous employer to join the Company or an Affiliate shall not be considered a Substitute Award.

3.Administration.

(a)Committee; Committee Powers.

(i)The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (A) grant Awards; (B) determine the persons to whom and the time or times at which Awards shall be granted; (C) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; (D) determine Performance Goals that may be applicable to Awards; (E) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (F) make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; (G) designate Affiliates; (H) construe and interpret the terms of the Plan and any Award; (I) prescribe, amend and rescind rules and regulations relating to the Plan; (J) determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); (K) make all other determinations it deems necessary or advisable for the administration of the Plan and (L) correct any defect, supply any omission or reconcile any inconsistency in the terms of the Plan or any Award Agreement in the manner and to the extent that it shall deem desirable. Notwithstanding anything herein to the contrary, with respect to Grantees working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

(ii)The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals (whether or not such Eligible Individuals are similarly-situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(iii)All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder of the Company. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

(b)Meetings; Procedures. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c)Limitations on Repricing / Cash Buyouts. Notwithstanding anything in the Plan to the contrary, the Committee shall not (other than as provided in Section 5(d) or Section 7) (i) reduce the exercise price of any Option or SAR previously granted under the Plan, whether through amendment, cancellation or replacement grant or other means or (ii) provide for the cash buyout of any outstanding Option or SAR with an exercise price that is greater than the Fair Market Value per share of Stock on the date of such cash buyout, unless, in either case, the Company’s stockholders shall have approved such exercise price reduction or cash buyout.

4.Eligibility.

Except as provided below, Awards shall be granted to the Eligible Individuals selected by the Committee. In determining the Eligible Individuals to whom Awards shall be granted and the type of Award (including the number of shares of Stock to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

ISOs shall be granted only to Employees of the Company or any of its Subsidiaries. No ISO shall be granted to any Employee of the Company or any of its Subsidiaries if such Employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years following the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5.Stock Subject to the Plan.

(a)Shares. Subject to adjustment as provided in Section 5(d), 34,500,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan. Shares of Stock issued hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(b)Share Counting. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates, expires or is settled without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, settlement or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, any and all shares of Stock that are (i) withheld or tendered in payment of an Option exercise price or (ii) withheld by the Company to satisfy any tax withholding obligation or (iii) covered by a SAR (to the extent that it is settled in shares of Stock, without regard to the number of shares of Stock that are actually issued to the Grantee upon exercise) shall not again be available for issuance under the Plan.

(c)Maximum Individual Awards.

(i)General. No more than 4,000,000 shares of Stock may be covered by stock-based Awards (including Options, SARs, Restricted Stock and Restricted Stock Units and Other Stock-Based Awards) made to a single Eligible Individual during any Plan Year, which number shall be subject to adjustment as provided in Section 5(d).

(ii)Limits on Awards to Non-Employee Directors. Notwithstanding Section 5(c)(i), the aggregate maximum value of Awards granted under the Plan in any Plan Year to a Non-Employee Director in respect of services as a Non-Employee Director (including Awards made at the election of a Non-Employee Director in lieu of cash directors’ fees) shall not exceed $2,000,000. The value of Awards for purposes of the preceding sentence shall be determined based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (or any successor thereto).

(d)Adjustments.

(i)In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, reclassification, repurchase, or share exchange, or other similar corporate transaction or event (any such event, a “Change in Capitalization”) affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

(ii)Any adjustment made pursuant to Section 5(d)(i) in the Stock or other stock or securities (A) subject to outstanding ISOs (including any change in the exercise price) is intended to be made in a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (B) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (C) with respect to any Award that is not subject to Section 409A of the Code, is intended to be made in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, is intended to be made in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.

(iii)If, by reason of a Change in Capitalization, pursuant to an Award, a Grantee shall be entitled to, or shall be entitled to exercise an Option or SAR with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Stock subject to the Award, prior to such Change in Capitalization.

(e)Substitute Awards. Notwithstanding the foregoing, shares subject to a Substitute Award shall not count against any share limit set forth in this Section 5.

6.Terms of Awards.

(a)General Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan, the Award Agreement and applicable law, payments to be made by the Company or Affiliate upon the grant, maturation, settlement or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest, if any, to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan or applicable law, as the Committee shall determine.

(b)Specific Terms of Awards. The Committee is authorized to grant to Eligible Individuals the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant.

(i)Options. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(A)Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, that, with respect to any Option that is not a Substitute Award, such exercise price shall be not less than the Fair Market Value per share of Stock on the date of grant. The Committee may provide, in the applicable Award Agreement or otherwise, for the method for payment of the exercise price, which may include, in the discretion of the Committee, payment: (1) in cash, electronic funds transfer or check acceptable to the Committee, (2) by an exchange of Stock previously owned by the Grantee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee or Stock issuable to the Grantee pursuant to the Option, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment; (3) through a broker-dealer facilitated cashless exercise procedure acceptable to the Committee or (4) in any combination of any of the methods described in this Section 6(b)(i)(B).

(C)Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, in each case as reflected in the Award Agreement; provided, that, subject to Section 6(c) and Section 7, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent in the form required by the Committee and otherwise in accordance with any procedures (including, without limitation, procedures restricting the frequency or method of exercise) as may be established by the Committee or its delegate from time to time.

(D)Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of or otherwise in a service provider relationship with the Company and its Subsidiaries (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(E)No Dividend Equivalents. In no event shall any Option granted under the Plan include any right to receive dividend equivalents with respect to such Option.

(F)Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)SARs. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions:

(A)In General. A SAR may be granted on a standalone basis or in tandem with an Option. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may be granted only at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(B)Settlement of SARs. With respect to each share subject thereto, a SAR shall confer on the Grantee a right to receive upon exercise an amount in cash or shares of Stock (at the sole discretion of the Committee) equal to the excess of (1) the Fair Market Value per share of Stock on the date of exercise over (2) the per share exercise price of the SAR (which shall, in the case of (i) a SAR granted in tandem with an Option, be equal to the exercise price of the underlying Option and (ii) any other SAR (other than a Substitute Award), be not less than the Fair Market Value per share of Stock on the date of grant). The exercise of a SAR shall be effected pursuant to any procedures established by the Committee or its delegate and/or as set forth in the applicable Award Agreement.

(C)No Dividend Equivalents. In no event shall any SAR granted under the Plan include any right to receive dividend equivalents with respect to such SAR.

(iii)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Individuals on the following terms and conditions:

(A)Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the

Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, upon the attainment of Performance Goals. Except to the extent provided in the applicable Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends (in accordance with Section 6(b)(iii)(D)).

(B)Forfeiture. Upon termination of employment or other service relationship with the Company or an Affiliate, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, that, subject to the terms of the Plan, the Committee may (1) provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived or will not apply, in whole or in part, in the event of terminations resulting from specified causes and (2) in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificates.

(D)Dividends. Cash dividends paid on Restricted Stock shall be deferred and paid to a Grantee only when, and to the extent that, the shares of underlying Restricted Stock vest. Stock dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock has been distributed.

(iv)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee or, if permitted by the Committee, upon expiration of such deferral period as may have been elected by the Grantee. The Committee may condition the vesting of and/or payment with respect to Restricted Stock Units, in whole or in part, upon the attainment of Performance Goals.

(B)Forfeiture. Upon termination of employment or other service relationship with the Company or an Affiliate during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided, that, subject to the terms of the Plan, (1) the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes and (2) the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C)Dividend Equivalents. If provided in the applicable Award Agreement, a holder of Restricted Stock Units shall be entitled to receive dividend equivalents with respect to such Restricted Stock Units, provided, that, such dividend equivalents shall not be payable unless and until, and to the extent that, the underlying Restricted Stock Units vest and become payable.

(v)Other Stock-Based Awards or Cash-Based Awards. The Committee is authorized to grant Awards to Eligible Individuals in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the attainment of certain Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant. The maximum payment that any Grantee who is an executive officer of the Company may receive pursuant to a Cash-Based Award that is subject to the attainment of Performance Goals granted under this paragraph in any single Plan Year shall be $10,000,000. Subject to the terms of the Plan, payments earned hereunder may be decreased in the sole discretion of the Committee based on such factors as it deems appropriate.

(c)Minimum Vesting. An Award granted under the Plan after the Effective Date shall not vest prior to the first anniversary of the date of grant of the Award. Notwithstanding the foregoing, the Committee may grant Awards that vest within one year following the date of grant (i) due to the Grantee’s retirement, death, disability, leave of absence, termination of employment, or upon the sale or other disposition of a Grantee’s employer or any other similar event, as determined by the Committee, (ii) as otherwise provided in Section 7 or (iii) as a Substitute Award in replacement of an award scheduled to vest within one year following the date of grant of such Substitute Award. Notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan pursuant to Section 5(a) (as adjusted pursuant to Section 5(d)) may be granted as Awards that provide for vesting within one year following the date of grant.

7.Change in Control. Unless otherwise provided in a written agreement between the Grantee and the Company, or unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change in Control:

(a)With respect to each outstanding Award granted after the Effective Date that is assumed or substituted in connection with the Change in Control, in the event the Grantee’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause (as defined in an Award Agreement) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(i)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(ii)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels.

(b)With respect to each outstanding Award granted after the Effective Date that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels. Each award subject to Section 409A of the Code shall vest and shall be paid in accordance with its terms or as may be permitted earlier under Section 409A of the Code.

(c)For purposes of this Section 7, an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(d)If the vesting of any Options and/or SARs is accelerated in connection with the Change in Control, the Committee shall have the discretion to provide that all Options and/or SARs outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

8.General Provisions.

(a)Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)Interpretation.

(i)Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 and the Committee shall interpret and administer the Plan or any Award Agreement in a manner consistent therewith. Any provision inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(ii)Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan or any other plan or agreement of the Company or any of its Affiliates that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Grantee’s termination of employment or service with the Company will be made to such Grantee until such Grantee’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). Notwithstanding anything to the contrary in the Plan or any other plan or agreement of the Company or any of its Affiliates, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Grantee’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Grantee’s separation from service (or upon the Grantee’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Grantee pursuant to the Plan, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(iii)Compliance With Section 162(m). The Committee may make Awards of Performance-Based Compensation hereunder. The exercisability and/or payment of such Performance-Based Compensation may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Performance-Based Compensation that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.

(c)Forfeiture Events; Clawback. In addition to any forfeiture provisions otherwise applicable to an Award, a Grantee’s right to any payment or benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment (i) in accordance with any clawback, recoupment or similar policy of the Company as in effect from time to time or (ii) as required by applicable law.

(d)No Right to Continued Employment. Nothing in the Plan or in any Award granted under the Plan or in any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or other service provider to the Company or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or other service provider relationship.

(e)Withholding and Other Taxes. The Company or any applicable Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan (including from a distribution of Stock) or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is withheld to satisfy withholding and other taxes due in connection with an exercise of an Option, the Company shall not withhold more Stock than is necessary to satisfy the minimum withholding obligation in respect of such exercise.

(f)Amendment and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan and (ii) any amendment shall be approved by stockholders, unless otherwise determined by the Board, if necessary to comply with state law, stock listing requirements or other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date.

(g)No Rights to Awards; No Stockholder Rights. No Grantee or Eligible Individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date as of which the Grantee is identified as a stockholder on the books and records of the Company with respect to such shares.

(h)Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)Regulations and Other Approvals.

(i)The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.